UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): January 31, 2005

PROGRESS ENERGY, INC.

Exact Name of Registrant as Specified in Its Charter)

North Carolina

(State or Other Jurisdiction of Incorporation)

1-15929                       56-2155481

(Commission File Number)              (IRS Employer Identification No.)

410 S. Wilmington Street, Raleigh, North Carolina 27601-1748

(Address of Principal Executive Offices)     (Zip Code)

919-546-6111

(Registrant’s Telephone Number, Including Area Code)

None

(Former Name or Former Address, if Changed Since Last Report)

        Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

        |_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

        |_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

        |_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

        |_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 — Registrant’s Business and Operations and Section 2 – Financial Information

Item 1.01 Entry into a Material Definitive Agreement and Item 2.03 Creation of a Direct Financial Obligation oran
Off-Balance Sheet Arrangement of a Registrant.

On January 31, 2005, Progress Energy, Inc. (the “Company) entered into a new $600,000,000 revolving credit agreement with Citigroup Global Markets, Inc., J.P. Morgan Securities Inc., Barclays Capital, the Investment Banking Division of Barclays Bank PLC and Wachovia Capital Markets, LLC. Proceeds of borrowings under the Credit Agreement will be used to provide additional liquidity due in part to storm restoration costs incurred in Florida during 2004. The Credit Agreement will expire on December 30, 2005. Fees and interest rates under the Credit Agreement are to be determined based upon the credit rating of the Company’s senior unsecured debt. The Credit Agreement includes a defined maximum total debt to total capital ratio of 68% and a minimum interest coverage ratio of 2.5:1. The Credit Agreement also contains various cross-default and other acceleration provisions. A copy of the Credit Agreement is attached hereto as Exhibit 10.

This report contains forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The matters discussed throughout this Form 8-K that are not historical facts are forward-looking and, accordingly, involve estimates, projections, goals, forecasts, assumptions, risks and uncertainties that could cause actual results or outcomes to differ materially from those expressed in the forward-looking statements.

Any forward-looking statement speaks only as of the date on which such statement is made, and the Company undertakes no obligation to update any forward-looking statement or statements to reflect events or circumstances after the date on which such statement is made.

Examples of factors that you should consider with respect to any forward-looking statements made throughout this document include, but are not limited to, the following: the impact of fluid and complex government laws and regulations, including those relating to the environment; deregulation or restructuring in the electric industry that may result in increased competition and unrecovered (stranded) costs; the uncertainty regarding the timing, creation and structure of regional transmission organizations; weather conditions that directly influence the demand for electricity; our ability to recover through the regulatory process, and the timing of, the costs associated with the four hurricanes that impacted our service territory in 2004 or other significant weather events; recurring seasonal fluctuations in demand for electricity; fluctuations in the price of energy commodities and purchased power; economic fluctuations and the corresponding impact on the Company and its subsidiaries’ commercial and industrial customers; the ability of the Company’s subsidiaries to pay upstream dividends or distributions to it; the impact on the facilities and the businesses of the Company from a terrorist attack; the inherent risks associated with the operation of nuclear facilities, including environmental, health, regulatory and financial risks; the ability to successfully access capital markets on favorable terms; the impact that increases in leverage may have on the Company; the ability of the Company to maintain its current credit ratings; the impact of derivative contracts used in the normal course of business by the Company; investment performance of pension and benefit plans; the Company’s ability to control costs, including pension and benefit expense, and achieve its cost management targets for 2007; the availability and use of Internal Revenue Code Section 29 (Section 29) tax credits by synthetic fuel producers and the Company’s continued ability to use Section 29 tax credits related to its coal and synthetic fuel businesses; the impact to our financial condition and performance in the event it is determined the Company is not entitled to previously taken Section 29 tax credits; the Company’s ability to manage the risks involved with the operation of its nonregulated plants, including dependence on third parties and related counter-party risks, and a lack of operating history; the Company’s ability to manage the risks associated with its energy marketing operations; the outcome of any ongoing or future litigation or similar disputes and the impact of any such outcome or related settlements; and unanticipated changes in operating expenses and capital expenditures. Many of these risks similarly impact the Company’s subsidiaries.

These and other risk factors are detailed from time to time in the Company’s United States Securities and Exchange Commission (SEC) reports. Many, but not all of the factors that may impact actual results are discussed in the Risk Factors section of the Company’s annual report on Form 10-K for the year ended December 31, 2003, which was filed with the SEC on March 12, 2004. These reports should be read carefully. All such factors are difficult to predict, contain uncertainties that may materially affect actual results and may be beyond the control of the Company. New factors emerge from time to time, and it is not possible for management to predict all such factors, nor can it assess the effect of each such factor on the Company.

Section 9 – Financial Statement and Exhibits

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits

10              $600,000,000 Revolving Credit Agreement, dated January 31, 2005, among the Company, certain lenders and Citibank, N.A. as Administrative Agent.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PROGRESS ENERGY, INC., Registrant By: /s/ Geoffrey S. Chatas Geoffrey S. Chatas Executive Vice President and Chief Financial Officer

Date: February 4, 2005